Exhibit 1.A.(10)(a)


--------------------------------------------------------------------------------

                              ING [LOGO] RELIASTAR

RELIASTAR LIFE INSURANCE COMPANY     SECURITY-CONNECTICUT LIFE INSURANCE COMPANY
20 WASHINGTON AVENUE SOUTH           20 SECURITY DRIVE
MINNEAPOLIS, MINNESOTA 55401         AVON, CONNECTICUT 06001-4237


                         APPLICATION FOR LIFE INSURANCE
                           FIXED AND VARIABLE PRODUCTS
--------------------------------------------------------------------------------

                      INSTRUCTIONS TO AGENTS AND APPLICANTS

* CONDITIONAL RECEIPT. A Receipt must be given to Applicant/Owner if a premium payment is made. No agent has the authority to alter the provision of the Conditional Receipt.

   Premium cannot be collected with the application if the face amount applied for exceeds $4,500,000 or if the total amount in force and/or currently applied for exceeds (1) $10,000,000 through age 68; or (2) $5,000,000 if the Proposed Insured is age 69 or greater.

   In Alaska, California and Pennsylvania no premium is to be collected with applications if the face amount is in excess of (1) $500,000 through age 68; or (2) $250,000 if the Proposed Insured is age 69 or greater.

   Additional state limitations may be added upon notification by ReliaStar Life Insurance Company or Security-Connecticut Life Insurance Company (the "Company").

   Applicant/Owner should understand all provisions of the Conditional Receipt.

*  Check appropriate Company box on all parts of the application.

* If special requirements need to be considered, be sure to submit a separate cover letter with all details.

*  Please print all responses on this application in black ink.

* Use the remarks section (question 25) for any special instructions, or where additional space is needed, i.e., beneficiary or payor information.

*  The word "You" refers to the Proposed Insured.

*  Be sure to fully complete the signature box on page 11.

THE LAWS OF THE FOLLOWING STATES REQUIRE THAT WE PROVIDE THESE NOTICES:

COLORADO: IT IS UNLAWFUL TO KNOWINGLY PROVIDE FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE AND CIVIL DAMAGES. ANY INSURANCE COMPANY OR ITS AGENT WHO KNOWINGLY PROVIDES FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO A POLICYHOLDER OR CLAIMANT FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD WITH REGARD TO A SETTLEMENT OR AWARD PAYABLE FROM INSURANCE PROCEEDS SHALL BE REPORTED TO THE COLORADO DIVISION OF INSURANCE WITHIN THE DEPARTMENT OF REGULATORY AGENCIES.

KENTUCKY: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD.

PENNSYLVANIA: ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES AN APPLICATION FOR INSURANCE OR A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS, FOR PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

LOUISIANA: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO FINES AND CONFINEMENT IN PRISON.

                   ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO
                       RELIASTAR LIFE INSURANCE COMPANY OR
                  SECURITY-CONNECTICUT LIFE INSURANCE COMPANY.


A12301                                                                   05/2000

                        AUTHORIZATION AND ACKNOWLEDGMENT

   For underwriting and claim purposes, I authorize any physician, medical practitioner, hospital, clinic or medically related facility, insurance or reinsuring company, Medical Information Bureau, Inc. ("MIB"), any consumer reporting agency, or any other organization to release to ReliaStar Life Insurance Company or Security-Connecticut Life Insurance Company (the "Company") or its authorized representative (including any consumer reporting agency) acting on its behalf ALL INFORMATION on my behalf (except as limited below). This includes but is not limited to: (a) any medical information available as to diagnosis, treatment and prognosis with respect to any physical or mental condition and/or treatment of me or my minor children who are to be insured; and
(b) any non-medical information of me or my minor children who are to be insured.

   I give my permission to the Company to get consumer or investigative consumer reports about these same persons.

   I give my permission to the Company and other insurance companies affiliated with the Company to get any and all medical record information for the purposes described in this form. I know that my medical records, including any alcohol or drug abuse information, may be protected by Federal Regulations - 42CFR Part 2. I may revoke this permission as it applies to any information protected by 42CFR
Part 2 at any time, but not to the extent action has been taken in reliance on it. I understand that release of medical records will not be requested with respect to tests performed to determine the presence of the human immunodeficiency virus (HIV) antibody.

   In connection with any application for life insurance or other insurance transaction that I may have with the Company or any of its affiliated companies, I specifically consent that some or all of the information obtained by this authorization may be: (a) communicated between the Company and its affiliates; and (b) sent to MIB, reinsurers, employees or contractors who process transactions regarding any insurance coverage I may have applied for or have with the Company or its affiliated companies. I understand the information obtained by use of the Authorization will be used by the Company to determine eligibility for insurance, and eligibility for benefits under an existing policy. I understand that I may request that this information not be communicated to companies affiliated with the Company.

* I understand that I may request to be interviewed if an investigative consumer report is prepared. You may contact me between the hours of ________ and ________. My telephone number is (____) _____________.

* I know that I have a right to get a copy of this form. A photocopy of this form will be as valid as the original.

*  This form will be valid for twenty-six months from the date shown below.

* I acknowledge receipt of the following Company notices: Notice Regarding Consumer Reports; Notice Regarding MIB; and Notice Regarding Information Practices.


[______________________________________________________________________________]
Print name of Proposed Insured


[_______________________________________]               [______________________]
Signature of Proposed Insured/                          Date
or of Parent or Guardian if a Minor


A12301                                  2                                05/2000

                             CONSUMER PRIVACE NOTICE
                 PLEASE DETACH PAGE AND GIVE TO PROPOSED INSURED

NOTICE REGARDING CONSUMER REPORTS

   Insurance companies commonly ask an outside source to verify and add to the information given in an application. The agency that makes the report will be one that is discreet and impartial. If you wish, we will send you the name, address and phone number of any agency we ask to prepare a consumer report about you. You can ask that the agency interview you if you so state on the authorization form.

   Consumer reports are used to help us decide if you are eligible for the insurance for which you have applied. The report deals with your mode of living, character, general reputation, and such personal items as your health, job, and finances. It may include information on the following: your marital status; past and present employment record; job duties; driving record; avocations; health history; use of alcohol and drugs; and hazardous sports activities. The agency may get information in these ways: from public records; by contacting you, members of your family, business associates and employers, financial sources, friends or others you know. This information will not be used to determine your sexual orientation. If the report affects your application as requested, we will so notify you and provide you with the name and address of the reporting firm.

   We use the report only to be sure that each application is evaluated on a fair basis. We will not reveal any of the information we obtain to your friends or associates. We may reveal the information we obtain to other companies or entities affiliated with ReliaStar Life Insurance Company or Security-Connecticut Life Insurance Company (the "Company"). You may request that this information not be communicated to other companies affiliated with the Company.

   The information may be kept by the consumer reporting agency; it may also later be given to others who have a legitimate need for these reports. It will be given only to the extent permitted by these laws: the Federal Fair Credit Reporting Act as amended by the Consumer Credit Reporting Reform Act of 1996; your state's Fair Credit Reporting Act, if any; and your state's Insurance Information and Privacy Protection Act, if any. The agency will give you a copy of the report if you ask for one and provide the proper identification.


NOTICE REGARDING MIB
(MEDICAL INFORMATION BUREAU, INC.)

   We or our reinsurers may make brief reports to MIB. The reports will include the factors that affect the insurability of any person for whom coverage is being requested.

   MIB is a nonprofit organization of life insurance companies. It operates an information exchange for its members. If you apply to some other member company for life or health coverage, or send in a claim for benefits, MIB may supply that company with any information in its file. If you ask MIB, it will arrange to disclose to you the information it has in your file. If you question the accuracy of the information in MIB's file, you may contact MIB to seek correction, as provided in the Federal Fair Credit Reporting Act. The address of MIB's information office is: Post Office Box 105, Essex Station, Boston, Massachusetts 02112. MIB's phone number is (617) 426-3660.

         We or our reinsurers may also release information in our files. We may release it to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted.


NOTICE REGARDING INFORMATION PRACTICES

   To issue an insurance policy, we need to obtain information about you and any other persons proposed for insurance. Some of that information will come from you. Some will come from other sources. That information and any information collected by us later may, in certain circumstances, be disclosed to third parties without your specific permission.

   You have a right to access and correct the information collected about you. This right does not extend to information that relates to a claim or civil or criminal proceeding.

   If you wish to have a more detailed explanation of our information practices, please write to us at:

                   Vice President, Underwriting
                   ReliaStar Life Insurance Company
                   20 Washington Avenue South
                   Minneapolis, MN 55401

                   or

                   Vice President, Underwriting
                   Security-Connecticut Life Insurance Company
                   20 Security Drive
                   Avon, CT 06001


A12301                                  3                                05/2000

                  THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

ING [LOGO] RELIASTAR                                         CONDITIONAL RECEIPT

[ ] ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis,
    Minnesota 55401
[ ] Security-Connecticut Life Insurance Company, 20 Security Drive, Avon, CT
    06001

        IF PREMIUM IS COLLECTED, DETACH THIS RECEIPT AND GIVE TO CLIENT.

IF WITHIN THE LAST YEAR, THE PROPOSED INSURED HAS RECEIVED ANY TREATMENT OR ADVICE FROM A PHYSICIAN FOR TUMOR OR CANCER OR ANY BRAIN, HEART, LUNG OR KIDNEY DISORDER, A CONDITIONAL RECEIPT MAY NOT BE GIVEN AND PREMIUM MAY NOT BE COLLECTED.

Received from
[______________________________________________________________________________]

the sum of
[______________________________________________________________________________]

in payment of the first full modal premium for an insurance policy applied for on the life of
[______________________________________________________________________________]
Proposed Insured, for which this application as dated below has been made to ReliaStar Life Insurance Company or Security-Connecticut Life Insurance Company (the "Company").

THIS CONDITIONAL RECEIPT DOES NOT CREATE TEMPORARY OR INTERIM INSURANCE AND IT DOES NOT PROVIDE ANY COVERAGE EXCEPT AS PROVIDED HEREIN. THIS PAYMENT IS MADE AND ACCEPTED SUBJECT TO THE LIMITS PROVISION AND TO THE FOLLOWING TERMS AND
CONDITIONS:

IF:
  1 no Proposed Insured has within the last 60 days been advised by any physician or other practitioner to have any diagnostic test or surgery not yet performed; and

  2 all required parts of the application and all medical examinations and tests required by published Company rules and practices have been completed within 60 days of the date of this receipt; and

  3 the Company determines that, as of the date of the last of any medical examinations or tests initially required under the published rules and practices of the Company because of the Proposed Insured's age or the amount of insurance applied for, or the date of the payment whichever shall be later, the Proposed Insured was insurable and acceptable under the published rules and practices of the Company for the policy in the amount, on the plan and otherwise exactly as applied for; and

  4 the amount paid as stated above is the correct first full modal premium required for the insurance on the basis applied for, including any extra premium required for a risk other than standard; and

  5 on the date of this receipt all answers and statements contained in each part of the application are full, complete and true to the best of the Applicant/Owner's knowledge and belief, as though given on the date of this receipt; and

  6 a change in insurability, which occurs after all the other conditions were met, was not the result of suicide:

THEN: the insurance under the terms of the policy applied for shall take effect as of the date of the completion of all required parts of the application, medical examinations and tests or as of the date of issue requested, if later.

UNLESS ALL THE PRECEDING CONDITIONS ARE MET, THERE SHALL BE NO LIABILITY ON THE PART OF THE COMPANY EXCEPT TO RETURN THIS PAYMENT.

No agent of the Company has authority to make, alter or modify the terms of this receipt or of the application or of any policy issued thereon or to waive any of the Company's requirements or to extend the time for payment of premiums.

LIMITS PROVISION. The Company shall not be liable under this Conditional Receipt for any insurance on the life of the Proposed Insured which, together with any insurance on such life under any and all other Conditional Receipts of the Company, exceed the following limits: (1) $500,000 if Proposed Insured has not reached his/her 69th birthday; or (2) $250,000 if the Proposed Insured has reached, or exceeded, his/her 69th birthday. These limits include amounts under any accidental death benefit agreement applied for. If the total amount of insurance applied for exceeds the above limits, the Company shall have no liability with respect to such excess amount except to return the premium.

Your check shall be considered payment for which the receipt is issued only if such amount is actually received by the Company.


Signed at City/State
[______________________________________________________________________________]

Licensed Agent Signature                          Date
[_____________________________________________]   [____________________________]


A12301                                  4                                05/2000

                  THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

ING [LOGO] RELIASTAR                 PART I OF AN APPLICATION FOR LIFE INSURANCE

[ ] ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis,
    Minnesota 55401
[ ] Security-Connecticut Life Insurance Company, 20 Security Drive, Avon, CT
    06001

 THIS APPLICATION CONSISTS OF PAGES 5, 6, 7, 8, 9, 11, AND PAGE 10 WHEN APPLYING
                             FOR A VARIABLE PRODUCT.

1 a. Proposed Insured Name (First/Middle Initial/Last)
     [_________________________________________________________________________]
  b. Date of Birth (MM/DD/YYYY)    c. Age      d. [ ] Male
     [_________________________]      [_____]     [ ] Female

  e. Place of Birth (City/State/Country)
     [_________________________________________________________________________]

  f. Are you a U.S. Citizen? [ ] Yes  [ ] No
     If "No," give details under Item #25.

  g. SSN [_____________________________________________________________________]

2 a. Home Address (No. & Street/City/State/Zip Code)

     [_________________________________________________________________________]

  b. Home Phone # [_(____)_____________________________________________________]

  c. Business Phone # [_(____)_________________________________________________]

3 a. Base Plan of Insurance (Specific Product Name)
     [_________________________________________________________________________]
     [ ] Fixed or [ ] Variable (If Variable complete Part III and Variable Supplement. If Universal Life, fully complete #4.)
     Amount of Insurance $[____________________________________________________]

  b. Optional Riders - Check all that apply

     [ ] Waiver of Monthly Deductions

     [ ] Waiver of Premium

     [ ] Waiver of Specified Premium.........$[________________________________]

     [ ] Children's Rider....................$[________________________________]
         (Complete Children's Application)

     [ ] ADB.................................$[________________________________]

     [ ] Primary Insurance Rider.............$[________________________________]

     [ ] Other [___________________________] $[________________________________]

  c. How will premiums be paid?
     [ ] Annually   [ ]Semi-Annually   [ ]Quarterly
     [ ] Month-O-Matic (complete form on page 13)
     [ ] List Bill # (if known) [______________________________________________]
     [ ] Other [_______________________________________________________________]
     Premium notices will be sent to owner unless otherwise indicated in Item #25.

  d. Automatic Premium Loan, if available? [ ] Yes  [ ] No
     (If available, APL will be effective unless "No" is checked.)

4    UNIVERSAL LIFE PLANS ONLY - FIXED AND VARIABLE
     Complete the following:
  a. Total amount of Initial Premium $[________________________________________]
     (To include Planned Periodic Premium)

  b. What is the amount of premium you plan to pay regularly (the Planned Periodic Premium)?
     [$________________________________________________________________________]

  c. Death Benefit Option
     [ ] Option 1 or Option A - Level
     [ ] Option 2 - Increasing or Option B - Variable
     [ ] Option C - Face Amount + Premium
     [ ] Other [_______________________________________________________________]

  d. Do you wish to add an Other Insured(s) to your policy?      [ ] Yes  [ ] No
     (If yes, list the additional Insureds below and complete a separate Application for each.)

     Proposed Other Insured                          Amount
     ----------------------                          ------

     [_________________________________________________________________________]

     Questions 5a and 6a, if Trust, include name and date of Trust.

5 a. Primary                 Date of            Relationship                %
     Beneficiary              Birth              to Insured               Share

     [_________________________________________________________________________]

  b. Address (No. & Street/City/State/Zip Code)

     [_________________________________________________________________________]

  c. SSN or TIN
     [_________________________________________________________________________]
     All primary beneficiaries who survive the insured shall share equally unless otherwise indicated above.


A12301                                  5                                05/2000

6 a. Contingent              Date of            Relationship                %
     Beneficiary              Birth              to Insured               Share

     [_________________________________________________________________________]

  b. Address (No. & Street/City/State/Zip Code)
     [_________________________________________________________________________]

  c. SSN or TIN
     [_________________________________________________________________________]

7 a. Policyowner Relationship to Insured

     [_________________________________________________________________________]
     if no owner is designated, the insured shall be the owner

  b. Address (No. & Street/City/State/Zip Code)

     [_________________________________________________________________________]
     (Include billing address in item #25 if it is different from above address.)

  c. Policyowner's SSN or TIN
     [_________________________________________________________________________]

8 a. Name of Employer
     [_________________________________________________________________________]

  b. Nature of Business
     [_________________________________________________________________________]

  c. Business Address (No. & Street/City/State/Zip Code)
     [_________________________________________________________________________]

  d. Occupation (Describe Exact Duties)
     [_________________________________________________________________________]

  e. How long in this job? [___________________________________________________]

  f. Are you presently working full time?                        [ ] Yes  [ ] No

9  Do you now, or do you intend to fly as a pilot, student pilot or crew member?
                                                                 [ ] Yes  [ ] No
   If "Yes," an Aviation Questionnaire is required.

10 Do you now, or do you intend to participate in automobile, motorboat or motorcycle racing, skydiving, hang gliding, skin or scuba diving, mountain
   or rock climbing or engage in any other hazardous activity?   [ ] Yes  [ ] No
   If "Yes," an Avocation Questionnaire is required.

11 Do you intend to change your residence or travel outside the United States
   or Canada?                                                    [ ] Yes  [ ] No
   If "Yes," a Foreign Travel or Residence Questionnaire is required.

12 Do you currently use or have you ever used tobacco or nicotine products in any form, e.g., cigarettes, cigars, pipes, chewing tobacco, nicotine gum or nicotine patches? (Complete a. through f.)
                                                                    YES     NO
                                                                    ---     --
   a. Cigarettes                                              12a.  [ ]     [ ]
      If yes, Month__________ Year__________ last used
      Number of packs per day__________
   b. Cigars                                                  12b.  [ ]     [ ]
      If yes, Month__________ Year__________ last used
      Number of cigars per month__________
   c. Pipe                                                    12c.  [ ]     [ ]
      If yes, Month__________ Year__________ last used
   d. Chewing Tobacco                                         12d.  [ ]     [ ]
      If yes, Month__________ Year__________ last used
   e. Nicotine Gum                                            12e.  [ ]     [ ]
      If yes, Month__________ Year__________ last used
   f. Nicotine Patches                                        12f.  [ ]     [ ]
      If yes, Month__________ Year__________ last used

13 Have you ever applied for any life, accident or health insurance which has not been granted exactly as applied for in kind, amount, or rate? Has any insurance issued to you been cancelled or its renewal or reinstatement
   refused?                                                      [ ] Yes  [ ] No

   If "Yes," give details under Item #25.

14 What is the total amount of life insurance inforce on your life? (Do not include Group policies.)

   [ ] I have no life insurance inforce.

                                  When                            Business Ins.?
    Amount          ADB          Issued           Company            (Y or N)

   [___________________________________________________________________________]

15 Are you negotiating for other life, disability or health insurance?
                                                                  [ ] Yes [ ] No
   If "Yes," give details under Item #25.

16 Do you intend the replacement or change of any of your existing life insurance policies or annuities in connection with this application for life
   insurance?                                                    [ ] Yes  [ ] No
   If "Yes," give company, policy number, amount, and reason.

   [___________________________________________________________________________]

A12301                                  6                                05/2000

17 What is the purpose of this insurance?
   (Check where applicable)

   [ ] PERSONAL                         [ ] BUSINESS
   _____________________________________________________________________________
   [ ] Estate Liquidity                 [ ] Key Employee
   [ ] Family Protection                [ ] Buy/Sell
   [ ] Loan Protection                  [ ] Creditor
   [ ] Tax Planning                     [ ] Employee Benefits
   [ ] Retirement Planning                  (Split Dollar, Deferred
   [ ] Cash Accumulation                    Compensation, etc.)
   [ ] Other: [____________________]    [ ] Other: [____________________]

18 Does the Proposed Owner(s) think that this policy will meet his/her insurance
   and financial objectives?                                     [ ] Yes  [ ] No

19 Personal Finances
   a. Earned Income                         d. Savings/Liquid Net Worth
      [_______________________________]        [_______________________________]
   b. Unearned Income                       e. Total Liabilities
      [_______________________________]        [_______________________________]
   c. Total Assets                          f. Net Worth
      [_______________________________]        [_______________________________]

20 Business Finances
   (Complete question #20 only if this is business insurance.)
   a. Total Assets
      [________________________________________________________________________]
   b. Total Liabilities
      [________________________________________________________________________]
   c. Net Worth
      [________________________________________________________________________]

   d. Net Profit After Taxes for Past Two Years:
      Last Year                                Previous Year
      [_______________________________]        [_______________________________]

   e. What is your percentage ownership of this firm?
      [________________________________________________________________________]

   f. Is business insurance applied for or inforce on other key members of
      this firm?                                                 [ ] Yes  [ ] No
      Please explain.

      [________________________________________________________________________]
      If face amount exceeds one million dollars, submit a copy of the business' most recent financial statement and/or annual report.

21    Have you or your company ever filed for bankruptcy?        [ ] Yes  [ ] No
      If "Yes," give details under item #25.

22 a. Proposed Insured Driver's License:
      Number                              State
      [________________________________________________________________________]
   b. Have you had a moving violation, traffic accident or your driver's license
      suspended or revokedwithin the last three years?           [ ] Yes  [ ] No

23 Except for traffic violations, have you been convicted in a criminal proceeding or are you the subject of a pending criminal proceeding?
                                                                 [ ] Yes  [ ] No

24 I have paid $[_______________] to the agent or broker in exchange for the Conditional Receipt, and I agree to the conditions.

25 REMARKS AND DETAILS OF PREVIOUS QUESTIONS. (Include any special dating requirements, details to "Yes" responses, etc. Please attach a separate signed and dated sheet of paper if additional space is needed to continue.)

   Question #        Comments
   _____________________________________________________________________________


   [___________________________________________________________________________]

   Additional Comments

   [___________________________________________________________________________]


A12301                                  7                                05/2000

ING [LOGO] RELIASTAR                PART II OF AN APPLICATION FOR LIFE INSURANCE

[ ] ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis,
    Minnesota 55401
[ ] Security-Connecticut Life Insurance Company, 20 Security Drive, Avon, CT
    06001

                                 (NON-MEDICAL)

1 a. Proposed Insured Name (First/Middle Initial/Last)
     [_________________________________________________________________________]
  b. Date of Birth (MM/DD/YYYY)    c. Age      d. [ ] Male
     [_________________________]      [_____]     [ ] Female

2 a. Name and address of your personal physician.

     [_________________________________________________________________________]

  b. Date and reason last consulted:
     [_________________________________________________________________________]

  c. What advice and treatment was given or medication prescribed?

     [_________________________________________________________________________]

3 a. Height                                b. Weight
     [________________________________]       [________________________________]

PROVIDE DETAILS TO "YES" ANSWERS FOR QUESTIONS #4-11 IN SPACE PROVIDED AT ITEM #13.

4 In the past 10 years, have you ever been treated for or been diagnosed as
  having:                                                          YES    NO
                                                                   ---    --
  a. Disorder of eyes, ears, nose or throat?                   4a. [ ]    [ ]

  b. Dizziness, fainting, convulsions, headache, speech defect, paralysis,
     stroke, mental or nervous disorder?                       4b. [ ]    [ ]

  c. Shortness of breath, persistent hoarseness or cough, spitting of blood, asthma, emphysema, tuberculosis or chronic respiratory disorder?
                                                               4c. [ ]    [ ]

  d. Chest pain, palpitations, high blood pressure, heart murmur, heart attack
     or other disorder of the heart or blood vessels?          4d. [ ]    [ ]

  e. Jaundice, intestinal bleeding, ulcer, hernia, hepatitis, colitis, diverticulitis, recurrent indigestion, or other disorder of the stomach,
     intestine, liver or gall bladder?                         4e. [ ]    [ ]

  f. Sugar, albumin, blood or pus in urine, venereal disease, nephritis, stone, or other disorder of kidney, bladder, breasts, prostate or reproductive
     organs?                                                   4f. [ ]    [ ]

  g. Diabetes, thyroid or other endocrine disorder?            4g. [ ]    [ ]

  h. Neuritis, sciatica, rheumatism, arthritis, gout or disorder of the muscles
     or bones?                                                 4h. [ ]    [ ]

  i. Deformity, lameness or amputation?                        4i. [ ]    [ ]

  j. Disorder of skin, lymph glands, cyst, tumor or cancer?    4j. [ ]    [ ]

  k. Allergies, anemia or other disorder of the blood?         4k. [ ]    [ ]

5 In the past 10 years have you ever been diagnosed by a medical doctor for
  Acquired Immunodeficiency Syndrome(AIDS)?                      5 [ ]    [ ]

6 a. Have you used or do you now use barbiturates, amphetamines, hallucinogenic drugs (including marijuana), narcotics or any prescription drug except in
     accordance with a physician's instruction?                6a. [ ]    [ ]

  b. Have you ever received counseling, medical advice and/or treatment from a commonly recognized practitioner or treatment organization for alcohol or
     drug use?                                                 6b. [ ]    [ ]

7 Are you now under observation, treatment or taking medication?
                                                                 7 [ ]    [ ]

8 To the best of your knowledge are you now pregnant?            8 [ ]    [ ]
  If "Yes," give expected delivery date.

  [____________________________________________________________________________]

9 Have you within the past 5 years:
  a. Been diagnosed or treated by a medical professional for any mental or
     physical disorder?                                        9a. [ ]    [ ]

  b. Had a checkup, consultation, illness, injury or surgery or received any
     medical advice?                                           9b. [ ]    [ ]

  c. Been a patient in a hospital, clinic, sanitarium or other medical facility?
                                                               9c. [ ]    [ ]

  d. Had an electrocardiogram, x-ray or other diagnostic test? 9d. [ ]    [ ]

  e. Been advised by a medical professional to have any diagnostic test,
     hospitalization or surgery which has not been completed?  9e. [ ]    [ ]

10 Have you ever had military service deferment, rejection or discharge
   because of a physical or mental condition?                   10 [ ]    [ ]

11 Have you ever requested or received a pension, benefits, or payment because
   of an injury, sickness or disability?                        11 [ ]    [ ]


A12301                                  8                                05/2000

12 Family History of Proposed Insured

              Age if   Age at
              Living   Death            Current Health or Cause of Death
     Father   [________________________________________________________________]
     Mother   [________________________________________________________________]
     Brothers [________________________________________________________________]
     Sisters  [________________________________________________________________]

13 REMARKS AND DETAILS OF "YES" ANSWERS: (From questions 4-11)
   (Identify question. Give dates, diagnosis, details and treatment plus names and addresses of all attending physicians and medical facilities. Please attach a separate signed and dated sheet of paper if additional space is needed to continue.)

   Question            Name and Address of
      #       Date    Physician or Facility      Treatment, Medication, Details
   _____________________________________________________________________________


   [___________________________________________________________________________]

   Additional Comments:

   [___________________________________________________________________________]


A12301                                  9                                05/2000

ING [LOGO] RELIASTAR    20 Washington Avenue South, Minneapolis, Minnesota 55401

                  PART III OF AN APPLICATION FOR LIFE INSURANCE
                    (SUITABILITY FOR VARIABLE PRODUCTS ONLY)

This section must be completed on the Proposed Owner only if applying for a variable universal life insurance policy. A supplement also must be completed to choose premium payment allocation.

IMPORTANT NOTICE: The Death Benefit and the Cash Surrender Value and endowment benefits under the Variable Account may increase or decrease with the investment performance of the allocations to the variable investment options. Regardless of the investment performance, the Death Benefit will never be less than the Face Amount as long as there are no unpaid monthly deductions, policy loans or partial withdrawals. There is no guaranteed Cash Surrender Value or endowment benefits for amounts in the Variable Account, and these amounts may be reduced to zero. Upon request, the company will furnish you with a comparison of benefits of the policy applied for and a fixed life insurance policy.

1 Did the Proposed Owner(s) receive a Prospectus describing the policy, investment divisions, and important features?..................[ ] Yes  [ ] No

2 If yes, which Prospectus was delivered?
  a. [ ] N700.176 & 46623    c. [ ] N700.181 & 46623   e. [ ] 46203 & 46623
     Date of Prospectus         Date of Prospectus        Date of Prospectus
     [_________________]        [_________________]       [_________________]

  b. [ ] 48024 & 48162       d. [ ] 47621 & 46623      f. [ ] Other-Form #______
     Date of Prospectus         Date of Prospectus        Date of Prospectus
     [_________________]        [_________________]       [_________________]

3 a. Does the Proposed Owner(s) consent to delivery of prospectuses, prospectus supplements, statements of additional information, transactional confirmation and periodic statements in one or more of the following forms?
     (Check all that apply.)   [ ] 3.5" Floppy Disk   [ ] CD Rom   [ ] Internet
                                                                       Website

     [ ] E-Mail, and my e-mail address is [____________________________________]

     This consent is valid until revoked by the Proposed Owner(s) in writing. The Proposed Owner(s) understands that ReliaStar Life may choose to discontinue delivery of the above types at any time and may choose to deliver a paper version.

  b. Does the Proposed Owner(s) consent to eliminate duplicate mailing of identical documents to the same household if they have more than one
     ReliaStar Life policy?......................................[ ] Yes  [ ] No

4 Do you understand and acknowledge:
  a. That the Policy applied for is variable, employs the use of variable investment options, which means that you need to receive and understand the current prospectus for the Policy and the underlying
     accounts?...................................................[ ] Yes  [ ] No
  b. That any benefits, values or payments based on performance of the variable investment options may vary; and are not guaranteed by the Company, any other insurance company, the U.S. or any state government?..[ ] Yes [ ] No
  c. That any benefits, values or payments based on performance of the variable investment options may vary; and are not federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or
     State?......................................................[ ] Yes  [ ] No
  d. That in essence, all risk is borne by the Owner, except for funds placed in a fixed interest account?...................................[ ] Yes  [ ] No
  e. That the policy is designed to provide life insurance coverage and to allow for the accumulation of values in the variable investment accounts?...................................................[ ] Yes  [ ] No
  f. The amount or duration of the death benefit may increase or decrease, depending on the investment experience of the separate account?....................................................[ ] Yes  [ ] No
  g. The Policy Values may increase or decrease, depending on fund performance and certain expense deductions?.............................[ ] Yes  [ ] No

5 Do you believe the Policy you selected meets your insurance and investment objectives and your anticipated financial needs?...............[ ] Yes  [ ] No


A12301                                 10                                05/2000

ING [LOGO] RELIASTAR

[ ] ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis,
    Minnesota 55401
[ ] Security-Connecticut Life Insurance Company, 20 Security Drive, Avon, CT
    06001

By signing this application, all who sign below agree to all of the following terms and conditions. I have read the preceding questions and answers. I affirm that my answers are complete and true to the best of my knowledge and belief. I agree that (1) This application (Part I, Part II if required, and any special questionnaires required) shall form a part of any policy issued. (2) No waiver or change shall bind the Company unless it is in writing and signed by the President, a Vice President or the Secretary. (3) No agent is authorized to (a) waive the answer to any questions in this application, (b) make or change any insurance contract, (c) waive any of the Company's underwriting requirements or other rights. (4) NO INSURANCE SHALL TAKE EFFECT UNLESS DURING THE LIFETIME AND CONTINUED INSURABILITY OF THE PROPOSED INSURED AS STATED IN THIS APPLICATION, THE POLICY HAS BEEN DELIVERED TO AND ACCEPTED BY THE OWNER, AND THE FIRST PREMIUM FOR THE POLICY HAS BEEN PAID: except that if the first premium has been paid and the Company's Conditional Receipt has been issued, the provisions of such Conditional Receipt shall apply. (5) I understand that if, within the last year, I have received any treatment or advice from a physician for tumor or cancer or any brain, heart, lung or kidney disorder, a Conditional Receipt may not be given and premium may not be collected. Further, I hereby declare that my Social Security Number stated herein is correct. I waive to such extent as may be lawful all provisions of law that would forbid the disclosure of any information about me by: (1) any physician or any other person who has attended or examined me; or (2) any physician or other person who may attend or examine me in the future. I waive this on behalf of myself. This waiver shall be valid for twenty-six months from the date shown below.

If I am applying for a Variable Universal Life insurance policy, then:
  a. I agree to arbitrate, under the rules and procedures of the National Association of Securities Dealers, Inc., any dispute, claim, demand, or controversy arising out of such policy including without limitation, the sale thereof, and involving one or more of the following persons: ReliaStar Life Insurance Company (ReliaStar Life), its affiliated broker dealers, including Washington Square Securities, Inc. (WSSI), representatives thereof, and any unaffiliated broker dealers and representatives thereof. Any arbitration awarded or rendered against any party may be entered as judgment in any court of competent jurisdiction.

  b. [ ] Yes [ ] No I AUTHORIZE ReliaStar Life to act on telephone/fax instructions from the Proposed Owner, the Registered Representative of record for the proposed contract or the Registered Representative's Assistant(s), provided that any instructions entered by the Registered Representative or Registered Representative's Assistant(s) have been expressly authorized by me. The instructions may include allocating funds among the available Variable Investment Options and changing the allocation for future payments. Under no circumstances shall the Registered Representative or the Registered Representative's Assistant(s) have discretionary authority or the ability to make investment decisions for the Contract Owner. I AUTHORIZE ReliaStar Life to use my Social Security Number or my Tax Identification Number as my personal identification code. I UNDERSTAND that ReliaStar Life must be given my personal identification code whenever telephone instructions are made. I UNDERSTAND that all telephone/fax instructions given pursuant to this Authorization are subject to the conditions (including fund, frequency and amount limitations) set forth in the applicable ReliaStar Life prospectus for the product being applied for. I UNDERSTAND that I am responsible for promptly reviewing all confirmation notices. I UNDERSTAND that ReliaStar Life and /or its affiliated broker dealers will not be liable for any loss liability, cost, or expense when ReliaStar Life and/or its affiliated broker dealers act in accordance with the telephone/fax transfer instructions which are received, and if by telephone, are recorded on voice recording equipment. ReliaStar Life will employ reasonable procedures to confirm that instructions communicated by telephone/fax are genuine. If ReliaStar Life does not employ such procedures, ReliaStar Life may be liable for any losses due to unauthorized or fraudulent instructions. I UNDERSTAND telephone/fax requests must be received at ReliaStar Life no later than 3:00 p.m. Central Standard Time in order to assure same day pricing of the transaction. Telephone/fax requests will not be accepted after that time. I UNDERSTAND telephone/fax privileges may be discontinued at any time.
________________________________________________________________________________
 Signed at (City)                                                     State
[__________________________________________________________________] [_________]
 Signature of Proposed Primary Insured if age 10 or older             Date
[__________________________________________________________________] [_________]
 Signature of Proposed Owner (if other than Proposed Primary Insured) Date [__________________________________________________________________] [_________]
 Signature of Parent or Guardian if other than Proposed Owner and     Date
 Proposed Primary Insured is a minor
[__________________________________________________________________] [_________]
 Signature of Agent                                                   Date
[__________________________________________________________________] [_________]
 Agent's Name (Please print)     Agent's ID Number    Agent's State Insurance
                                                      License Number
[____________________________]  [________________]   [_________________________]


A12301                                 11                                05/2000

ING [LOGO] RELIASTAR                                              AGENT'S REPORT

[ ] ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis,
    Minnesota 55401
[ ] Security-Connecticut Life Insurance Company, 20 Security Drive, Avon CT
    06001

      THE FOLLOWING QUESTIONS RELATE TO THE PROPOSED INSURED AND ARE TO BE
                    ANSWERED BY THE AGENT OR BROKER OF RECORD
                    (MUST BE COMPLETED FOR ALL APPLICATIONS)

1 To the best of your knowledge and belief, will any existing life or annuity coverage be replaced, lapsed, surrendered, or borrowed against? [ ] Yes [ ] No (If "Yes," submit applicable state replacement forms.)

2 Is the Proposed Insured now negotiating for other life insurance or have
  coverage pending with other companies?                          [ ] Yes [ ] No
 (If "Yes," provide details.)

  [____________________________________________________________________________]

3 If the application is for a Variable Universal Life Insurance policy:

  a. Was a Variable Supplement for Life Application completed?    [ ] Yes [ ] No

  b. Was Part III of the Application completed?                   [ ] Yes [ ] No

  c. Are any Life insurance, annuities, variable investment options, securities or unmatured CD's being liquidated to purchase this variable life insurance
     policy?                                                      [ ] Yes [ ] No

4 a. How much life insurance does the Proposed Insured's spouse have with the Proposed Insured named as beneficiary?
     [_________________________________________________________________________]
  b. With what companies?
     [_________________________________________________________________________]

5 If this application is on a juvenile, please indicate the amount of life insurance in force on each parent or sibling.
  Father   $[__________________________________________________________________]

  Mother   $[__________________________________________________________________]

  Siblings $[__________________________________________________________________]

6 Did you use a fact finder or needs analysis tool in connection with this
  sale?                                                           [ ] Yes [ ] No

7 List business associates or family members on whom applications are being submitted to this Company.
  [____________________________________________________________________________]

                           REMARKS BY AGENT OR BROKER
  ADDITIONAL/ALTERNATE POLICY REQUESTED BY AGENT OR BROKER MUST BE INDICATED IN
                                   THIS SPACE.
     PLEASE ATTACH A SEPARATE SIGNED AND DATED SHEET OF PAPER IF ADDITIONAL
                                SPACE IS NEEDED.
________________________________________________________________________________


[______________________________________________________________________________]

                                                     Manager/         Manager/
   Agent/Broker Name     Agent ID#     %Split       Agency ID       Agency Name
________________________________________________________________________________


[______________________________________________________________________________]

   Agent's Signature       Date      Phone Number   Fax Number    E-Mail Address
________________________________________________________________________________


[______________________________________________________________________________]

                  TO BE COMPLETED BY THE MANAGER/GENERAL AGENT
      Writing Agent's License for
      [ ] ReliaStar Life
      [ ] Security-Connecticut Life is: [ ] Inforce [ ] Pending
      If applicable, is a Single Case Agreement attached?  [ ] Yes  No [ ]

   Manager/Agency Signature            Print Name              Agent Number
________________________________________________________________________________


[______________________________________________________________________________]

                              HOME OFFICE USE ONLY

       Amount                       Voucher#                    Entry Date
________________________________________________________________________________

[______________________________________________________________________________]

       Check #                     Check Date                     Sender
________________________________________________________________________________

[______________________________________________________________________________]


A12301                                 12                                05/2000

ING [LOGO] RELIASTAR                                       MONTH-O-MATIC(R) FORM

[ ] ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis,
    Minnesota 55401
[ ] Security-Connecticut Life Insurance Company, 20 security Drive, Avon, CT
    06001

Request and Authorization Agreement for Pre-Arranged Payments or Electronic Bank Debit Plan for Payment of Premiums.

ReliaStar Life Insurance Company or Security-Connecticut Life Insurance Company (the "Company") is hereby requested and authorized to draw checks or initiate bank debits to be charged against the account described in the Authorization below.

Please X one of the boxes below:
[ ] Start new Month-O-Matic(R) Plan
[ ] Add to existing Month-O-Matic(R)
    Plan No._____________________
[ ] Change existing bank name or Accounting No.

     Policy Number           Proposed Insured's Name           Monthly Deduction
                           (First/Middle Initial/Last)
________________________________________________________________________________

[______________________________________________________________________________]

I request the day of withdrawals or debits to my account to be on or about the _________ of each month. (Any day from the 1st through the 28th of the month may be selected.)

Bank Account Information and Type (Please check one box: Either Checking or Saving)
________________________________________________________________________________

[ ] ReliaStar Life
[ ] Security-Connecticut Life

            STAPLE
      VOIDED CHECK HERE
      -NOT DEPOSIT SLIP-


[ ] Checking    [ ] Savings    [ ] Branch [____________________________________]

Banking Account Number [_______________________________________________________]

Transit Routing Number (9 digits) [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

Name of Bank [_________________________________________________________________]

or Credit Union [______________________________________________________________]

Street [_______________________________________________________________________]

City [______________________________________] State [______]  Zip [____________]
________________________________________________________________________________
Terms of the Month-O-Matic(R)Plan
Each debit shall be: (1) in an amount sufficient to pay a proper proportion of the annual premium at the Company's Month-O-Matic(R)premium rate; (2) notice of premium due and no further notice of premium shall be given; (3) a receipt for the amount stated thereon if and when the Company receives actual payment. If a debit is not honored by the bank upon presentation for payment by the Company, such action by the bank shall be notice of nonpayment of premium.

The Month-O-Matic(R) Plan for premium payment may be terminated by the Policyowner or by the Bank Depositor/premium payor by written notice filed with the Company and may be terminated by the bank in which the account is maintained. The Company also may terminate without notice if any debit is not honored upon presentation, otherwise upon 30 days written notice to the Policyowner. In the event the Plan is terminated for any cause, any unpaid premiums, and premiums which have due dates that occur on or after the date of termination, shall be paid directly to the Company at the premium rate and on the premium due date which would have been applicable to each policy if it had not been placed under the Month-O-Matic(R) Plan for premium payment. If the Company is not paid within the time required by the policies, the said policies shall lapse and have no further value, except as otherwise provided in said policies.

The Company may, at its discretion from time to time, effect payments by use of prearranged payments (debit) or an electronic bank debit system.

It is agreed that:

* This authorization shall apply to any conversion, renewal or change made in said policies.
* The Company encourages the Policyowner to obtain overdraft protection from its bank to avoid any unhonored withdrawals and associated fees.
* The Company may increase the premium withdrawal amount sufficient to maintain insurance coverage. Such increase would occur 30 days after providing written notification of the increase.

AUTHORIZATION AGREEMENT FOR PREARRANGED PAYMENTS (DEBITS)
I (we) authorize Reliastar Life Insurance Company or Security-Connecticut Life Insurance Company (the "Company") to make variable charges to my (our) checking or savings account identified above, and authorize the financial institution named above to withdraw funds from (debit) such account and pay to the Company's order accordingly. This authorization will remain in effect until the financial institution has received and has had reasonable time to act on a written request from me (us) to terminate this agreement.

I have read and understand the above statement:
[________________________] [________________________] [________________________]
Signature of Bank Account  Social Security/Tax I.D.   Date Signed
Owner                      Number
[________________________] [________________________] [________________________]
Applicants Signature       Social Security/Tax I.D.   Date Signed
                           Number


A12301                                 13                                05/2000

ING [LOGO] RELIASTAR                               GOVERNMENT/MILITARY ALLOTMENT

[ ] ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis,
    Minnesota 55401
[ ] Security-Connecticut Life Insurance Company, 20 Security Drive, Avon, CT
    06001



1 Payor's Name: [______________________________________________________________]



2 Social Security Number: [____________________________________________________]



3 Amount of Allotment: [_______________________________________________________]



4 Date First Allotment Should Begin: [_________________________________________]

                                     [ ] New Allotment   [ ] Change in Allotment
                                                         [$_______] to[$_______]



5 Payor's Status: [ ] Active   [ ] Retired



6 Payor's Branch/Company Blanket Codes: [ ] Army-290 (Company Code K002541)
                                        [ ] Navy/Airforce-N025309
                                        [ ] Marine Corps-0213
                                        [ ] Retired-USA USN USMC USAF-318
                                        [ ] Coast Guard-Individual Allotment
                                            (Retired & Active Coast Guard)


A12301                                 14                                05/2000